UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2012

OCEAN ELECTRIC INC.

(Exact name of registrant as specified in charter)

Nevada	000-52775	20-4076559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 North Curry Street, Carson City, Nevada	89703
(Address of principal executive offices)	(Zip Code)

775-321-8216

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01         Changes in Registrant's Certifying Accountant.

(a)    On November 28, 2012, Ocean Electric Inc. (the "Company") dismissed its independent registered public accounting firm, PLS CPAs (the “Former Accountant”).  The Company's decision to dismiss the Former Accountant was approved by its Board of Directors on November 28, 2012.

The report of the Former Accountant on the financial statements of the Company for each of the two most recent fiscal years, and its reviews of interim financial statements contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.  During our two most recent fiscal years and through to November 28, 2012, the date of dismissal, there have been no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused the Former Accountant to make reference thereto in its report on the Company’s financial statements.

The Company has requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  The requested letter is attached as Exhibit 16.1 to this Form 8-K.

(b)   Effective November 28, 2012, the Company engaged Drake & Klein CPAs (“Drake & Klein”) to serve as the Company’s new independent registered public accounting firm.  The engagement of Drake & Klein as the Company’s new independent registered public accounting firm was approved by the Company’s Board of Directors.  Neither the Company, nor anyone on its behalf, consulted Drake & Klein during the Company’s two most recent fiscal years and any subsequent interim period prior to the Company’s engagement of Drake & Klein regarding any of the matters set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01         Financial Statements and Exhibits.

     Exhibit

     Number        Description

      16.1         Letter from PLS CPAs dated December 28, 2012 regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN ELECTRIC INC.

Date: December 28, 2012	By	/s/ Ricardo Prats
Ricardo Prats, President

2